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Exhibit 21.1

Subsidiaries of the Registrant

        Spirit Finance Corporation has the following direct and indirect subsidiaries:

        Spirit Management Company

        Spirit Finance Acquisitions, LLC

        Spirit SPE Johnston, LLC Spirit SPE Missoula, LLC

        Spirit SPE Raleigh, LLC

        Spirit SPE Covina, LLC

        Spirit Funding Company, LLC

        Spirit SPE Portfolio 2004-6, LLC

        Spirit SPE Management Company 2004-6

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Subsidiaries of the Registrant